Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of New England Realty Associates Limited Partnership (the “Partnership”) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald Brown, the President and a Director of the Partnership’s General Partner, NewReal, Inc., certify, pursuant to 18.U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ RONALD BROWN
Ronald Brown
Principal Executive Officer
(President and Director of the Partnership’s General Partner, NewReal, Inc.)
Date: March 16, 2007

A signed original of this written statement has been provided to New England Realty Associates L.P. and will be retained by New England Realty Associates L.P. and furnished to the Securities and Exchange Commission or its staff upon request.